EXHIBIT 23.1

CONSENT OF HARPER & ASSOCIATES, INC.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to all references to Harper & Associates, Inc., independent petroleum engineers, and the reports prepared by such independent petroleum engineers appearing in Brinx Resources Ltd.’s Annual Report on Form 10-K for the year ended October 31, 2012 to be filed with the U.S. Securities and Exchange Commission.

HARPER & ASSOCIATES, INC.
	By:	/s/ Gl Michael Harper
G. Michael Harper, President

P.E. 34481 TX

Fort Worth, Texas
Dated: January 29, 2013